SECOND AMENDMENT TO THIRD AMENDED AND RESTATED
CREDIT AGREEMENT AND AMENDMENT TO
SUBSIDIARY GUARANTY AND SURETYSHIP AGREEMENT
THIS SECOND AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT AND AMENDMENT TO SUBSIDIARY GUARANTY AND SURETYSHIP AGREEMENT (this "Amendment"), dated as of December 12, 2014, by and among CURTISS-WRIGHT CORPORATION, a Delaware corporation (the "Company"), each of the other Loan Parties under the Credit Agreement (as hereinafter defined), the LENDERS (as defined under the Credit Agreement) parties hereto, the GUARANTORS (as defined in the Guaranty, as that term is hereinafter defined) and BANK OF AMERICA, N.A., in its capacity as administrative agent for the Lenders (the "Administrative Agent").
WITNESSETH:
WHEREAS, the parties hereto are parties to that certain Third Amended and Restated Credit Agreement dated as of August 9, 2012, as amended by a First Amendment to Third Amended and Restated Credit Agreement (such agreement as so amended the "Original Agreement", and as further amended hereby the "Credit Agreement"); and
WHEREAS, the Guarantors executed and delivered the Subsidiary Guaranty and Suretyship Agreement dated as of August 9, 2012 (as amended from time to time, including by this Amendment, the "Guaranty"); and
WHEREAS, on or about __________, 2014, the Company sold all of the outstanding Equity Interests in Benshaw, Inc., a Guarantor; and
WHEREAS, the Loan Parties have requested that the Administrative Agent and the Lenders release Benshaw, Inc. from its obligations under the Guaranty; and

PHL4209432

WHEREAS, the parties hereto desire to further amend the Original Credit Agreement and the Guaranty as provided herein.
NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:
1.DEFINED TERMS. Capitalized terms used herein unless otherwise defined herein have the meanings ascribed to them in the Credit Agreement. Hereafter, references in the Loan Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as modified hereby and as further amended, restated or otherwise modified in accordance with its terms.
2.    AMENDMENTS TO CREDIT AGREEMENT.
(a)    Section 1.01 of the Credit Agreement is amended as follows:
(i)    The definition of "FATCA" is amended by adding the following immediately before the final ".":
"and any agreement entered into pursuant to Section 1471(b)(1) of the Code."
(ii)    the definition of "Fronting Exposure" is amended by adding "(a)" between the "," and "with" in the first line, and adding the following immediately before the final".":
"and (b) with respect to the Swing Line Lender, such Defaulting Lender's Applicable Percentage of outstanding Swing Line Loans made by the Swing Line Lender other than Swing Line Loans as to which such Defaulting Lender's participation obligation has been reallocated to other Lenders."
(iii)    the definition of "Maturity Date" is deleted and replaced in its entirety as follows:

""Maturity Date" means November 21, 2019; provided however, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day."
(iv)    The following definitions shall be added to Section 1.01, each in the proper alphabetical order:
"Anti-Corruption Laws" means all laws, rules, and regulations of any jurisdiction applicable to any Loan Party or any Subsidiaries of any of them from time to time concerning or relating to bribery or corruption.

"Designated Jurisdiction" means any country or territory to the extent that such country or territory is the subject of any Sanction.
"LIBOR" has the meaning specified in the definition of Eurocurrency Rate.
"LIBOR Quoted Currency" means Dollars, Euro, Sterling, Yen and Swiss Franc, in each case as long as there is a published LIBOR rate with respect thereto.
"LIBOR Rate" has the meaning specified in the definition of Eurocurrency Rate.
"Rate Determination Date" means two (2) Business Days prior to the commencement of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by the Administrative Agent; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, then "Rate Determination Date" means such other day as otherwise determined by the Administrative Agent).
"Sanctioned Person" means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the United States Department of the Treasury, the United States Department of State, or by the United Nations Security Council, the European Union or any EU member state, (b) any Person operating, organized or resident in a Designated Jurisdiction, or (c) any Person controlled by any such Person.
"Sanctions" means any sanction or trade embargo imposed, administered or enforced from time to time by the United States Government (including without limitation the Office of Foreign Assets Control of the Department of the Treasury or the Department of State), or the United Nations Security

Council, the European Union, Her Majesty’s Treasury of the United Kingdom, or other relevant sanction authority.
(v)    The definition of "Eurocurrency Rate" is deleted and replaced in its entirety as follows:
""Eurocurrency Rate" means:

(a)	for any Interest Period, with respect to any Credit Extension:
(i)    denominated in a LIBOR Quoted Currency, the rate per annum equal to the London Interbank Offered Rate ("LIBOR"), or a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) (in such case, the "LIBOR Rate") at or about 11:00 a.m. (London time) on the Rate Determination Date, for deposits in the relevant currency, with a term equivalent to such Interest Period;

(ii)    denominated in Canadian Dollars, the rate per annum equal to the Canadian Dealer Offered Rate ("CDOR"), or a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) (in such case, the "CDOR Rate") at or about 10:00 a.m. (Toronto, Ontario time) on the Rate Determination Date with a term equivalent to such Interest Period;

(iii)    denominated in Swedish Krona, the rate per annum equal to the Stockholm Interbank Offered Rate ("STIBOR"), or a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at or about 11:00 a.m. (Stockholm, Sweden time) on the Rate Determination Date with a term, equivalent to such Interest Period;

(iv)    denominated in Danish Krone, the rate per annum equal to the Copenhagen Interbank Offered Rate ("CIBOR"), or a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at or about

11:00 a.m. (Copenhagen, Denmark time) on the Rate Determination Date with a term equivalent to such Interest Period;

(v)    with respect to any Credit Extension denominated in any other Non-LIBOR Quoted Currency, the rate per annum as designated with respect to such Alternative Currency at the time such Alternative Currency is approved by the Administrative Agent and the relevant Lenders pursuant to Section 1.06; and

(b)    for any interest rate calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the LIBOR Rate, at or about 11:00 a.m. (London time) determined two (2) Business Days prior to such date for Dollar deposits being delivered in the London interbank market for deposits in Dollars with a term of one (1) month commencing that day;
provided that (i) to the extent a comparable or successor rate is approved by the Administrative Agent in connection with any rate set forth in this definition, the approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent and (ii) if the Eurocurrency Rate shall be less than zero, such rate shall be deemed zero for purposes of the Agreement."
(vi)    The definition of "Applicable Rate" is deleted and replaced in its entirety with the following:
""Applicable Rate" means the following percentages per annum, based upon the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b):

Pricing Level	Consolidated Leverage Ratio	Facility Fee	For Eurocurrency Rate Loans	Letter of Credit Fee
1	>50%	0.175%	1.450%	1.450%
2	< 50%, but >40%	0.150%	1.225%	1.225%
3	< 40%, but >30%	0.125%	1.000%	1.000%
4	<30%	0.100%	0.850%	0.850%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level 1 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until such time as the Compliance Certificate has been delivered and the proper Pricing Level can be determined and implemented. The Applicable Rate as in effect from the Closing Date through the date a Compliance Certificate for the period ending June 30, 2012, is delivered shall be determined based upon Pricing Level 3.
(vii)    The definition of "Committed Loan Notice" is deleted and replaced in its entirety with the following:
""Committed Loan Notice" means a notice of (a) a Committed Borrowing, (b) a conversion of Committed Loans from one Type to the other, or (c) a continuation of Eurocurrency Rate Loans, pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit A or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent, appropriately completed and signed by a Responsible Officer of the Borrower."
(viii)    The definition of "Responsible Officer" is deleted and replaced in its entirety with the following:
""Responsible Officer" means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer, corporate controller, corporate secretary, or assistant secretary of a Loan Party, and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party. To the extent requested by the Administrative Agent, each Responsible Officer will provide an incumbency certificate and to the extent requested by the Administrative Agent, appropriate authorization documentation, in form and substance satisfactory to the Administrative Agent."

(ix)    The definition of "Swing Line Loan Notice" is deleted and replaced in its entirety with the following:
""Swing Line Loan Notice" means a notice of Swing Line Borrowing pursuant to Section 2.04(b) which shall be substantially in the form of Exhibit B, or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officers of the Company."
(b)    Section 2.02 (a) is amended by adding the following phrase after the word "facsimile" in the fourth line thereof:
"of a Committed Loan Notice"
(c)    Section 2.05(a) is amended by adding the following parenthetical after the word "Agent" in the second line thereof:
"(which shall be in such form as may be approved by the Administrative Agent, including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent, and shall be signed by a Responsible Officer)."

(d)    Section 2.14 is amended by adding subsection (f) to the end of such Section, to read in its entirety as follows:
“(f) Notwithstanding anything to the contrary contained in this Section 2.14, no Subsidiary of the Company shall become a “Designated Borrower” unless and until each Lender has determined, after its review of all materials and information it has reasonably requested, that such Lender can extend credit to such Designated Borrower under all Laws applicable to such Lender, including, without limitation, so called “know your customer” Laws.”

(e)    Section 3.01 is amended by adding the following as subsection 3.01(e)(iv):
"(iv) For purposes of determining withholding Taxes imposed under FATCA, from and after the effective date of the Second Amendment to Third Amended and Restated Credit Agreement among the parties hereto, the Loan Parties and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) this Agreement and the Obligations hereunder as not qualifying as a "grandfathered obligation" within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i)."
(f)    Section 3.02 is hereby deleted and replaced in its entirety with the following:
"3.02    Illegality and Designated Lenders.
If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its Lending Office to make, maintain or fund any Credit Extension whose interest is determined by reference to the Eurocurrency Rate (whether denominated in Dollars or an Alternative Currency), or to determine or charge interest rates based on the Eurocurrency Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars or any Alternative Currency in the applicable interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (a) any obligation of such Lender to make or continue Eurocurrency Rate Loans in the affected currency or currencies or, in the case of Eurocurrency Rate Loans in Dollars, to convert Base Rate Loans to Eurocurrency Rate Loans shall be suspended, and (b) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurocurrency Rate component of the Base Rate, the interest rate on Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurocurrency Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (i) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable and such Loans are denominated in Dollars, convert all Eurocurrency Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurocurrency Rate component of the Base Rate) either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurocurrency Rate Loans and (ii) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurocurrency Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurocurrency Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon Eurocurrency Rate. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted."
(g)    Section 3.03 is hereby deleted and replaced in its entirety with the following:
"3.03    Inability to Determine Rates.
(a)    If in connection with any request for a Eurocurrency Rate Loan or a conversion to or continuation thereof, (i) the Administrative Agent determines that (A) deposits (whether in Dollars or an Alternative Currency) are not being offered to banks in the applicable offshore interbank market for such currency for the applicable amount and Interest Period of such Eurocurrency Rate Loan, (B) adequate and reasonable means do not exist for determining the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan (whether denominated in Dollars or an Alternative Currency) or in connection with an existing or proposed Base Rate Loan or (C) a fundamental change has occurred in the foreign exchange or interbank markets with respect to such Alternative Currency (including, without limitation, changes in national or international financial, political or economic conditions or currency exchange rates or exchange controls) (in each case with respect to clause (i), "Impacted Loans"), or (ii) the Administrative Agent or the Required Lenders determine that for any reason Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurocurrency Rate Loans in the affected currency or currencies shall be suspended (to the extent of the affected Eurocurrency Rate Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Eurocurrency Rate component of the Base Rate, the utilization of the Eurocurrency Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans in the affected currency or currencies (to the extent of the affected Eurocurrency Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

(b)    Notwithstanding the foregoing, if the Administrative Agent has made the determination described in clause (a)(i) of this Section, the Administrative Agent in consultation with the Borrower and the Required Lenders, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (1) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under clause (a)(i) of this Section, (2) the Administrative Agent or the Required Lenders notify the Administrative Agent and the Borrower that such alternative interest rate does not adequately and fairly reflect the cost to the Lenders of funding the Impacted Loans or (3) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Borrower written notice thereof."
(h)    Section 3.04 is hereby amended by deleting subsection (e) thereof and replacing it with the following:
"(e)    Reserves on Eurocurrency Rate Loans. The Borrower shall pay (or cause the applicable Designated Borrower to pay) to each Lender, (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including eurocurrency funds or deposits (currently known as "Eurocurrency liabilities"), additional interest on the unpaid principal amount of each Eurocurrency Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which in each case shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least ten (10) days' prior notice (with a copy to the Administrative Agent) of such additional interest or costs from such Lender. If a Lender fails to give notice ten (10) days prior to the relevant

Interest Payment Date, such additional interest shall be due and payable ten (10) days from receipt of such notice.
(f)    Mandatory Costs. If any Lender or the L/C Issuer incurs any Mandatory Costs attributable to the Obligations, then from time to time the Company will pay (or cause the applicable Designated Borrower to pay) to such Lender or the L/C Issuer, as the case may be, such Mandatory Costs. Such amount shall be expressed as a percentage rate per annum and shall be payable on the full amount of the applicable Obligations."
(i)    Section 3.06 is amended by adding the following sentence to the end of subsection (a) thereof:
"The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or L/C Issuer in connection with any such designation or assignment."
(j)    Section 5.18 is hereby deleted and replaced in its entirety with the following:
"5.18    Sanctions Concerns and Anti-Corruption Laws.
(a)    Sanctions Concerns. No Loan Party, nor any Subsidiary, nor, to the knowledge of the Loan Parties and their Subsidiaries, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity that is, or is owned or controlled by any individual or entity that is (i) currently the subject or target of any Sanctions or (ii) located, organized or resident in a Designated Jurisdiction.
(b)    Anti-Corruption Laws. The Loan Parties and their Subsidiaries have conducted their business in compliance with applicable anti-corruption laws and have implemented and maintain in effect policies and procedures designed to ensure compliance by the Loan Parties, their Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Loan Parties, their Subsidiaries and their respective directors, officers and employees and to the knowledge of the Loan Parties, their agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) any Loan Party, any agent of any Loan Party or any Subsidiary or any of their respective directors, officers or employees, or (b) to the knowledge of any Loan Party, any agent of any Loan Party or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No borrowing, use of proceeds or other transaction contemplated by this Agreement will violate Anti-Corruption Laws or applicable Sanctions ."

(k)    A new Section 6.14 shall be added to Article VI to read as follows:
"6.14    Keepwell. Each Qualified ECP Guarantor (as defined in the Guaranty) hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under the Loan Documents in respect of Swap Obligations (as defined in the Guaranty), provided, however that each Qualified ECP Guarantor shall only be liable under this Section for the maximum amount of such liability that can be incurred without rendering its obligations under the Loan Documents voidable under applicable Law. The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until all Swap Obligations are fully satisfied. Each Qualified ECP Guarantor intends that this Section constitutes, and this Section shall constitute, a "keepwell, support or other agreement" for the benefit of each other Loan Party for all purposes of Section 1(a)(18)(A)(v)(II) of the Commodities Exchange Act (as defined in the Guaranty)."
(l)    Section 7.14 is deleted and replaced in its entirety with the following:
"7.14 Sanctions and Anti-Corruption Laws. The Loan Parties will maintain in effect and enforce policies and procedures designed to ensure compliance by the Loan Parties, their Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions. The Borrower will not request any borrowing, and the Borrower shall not use, and shall procure that the Loan Parties, their Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any borrowing (including without limitation, any Letter of Credit) (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Designated Jurisdiction, or (c) in any manner that would result in the violation of any Sanctions applicable to any party hereto."

(m)    Section 8.01(b) is deleted and replaced in its entirety with the following:
"(b) Specific Covenants. (i) The Company fails to perform or observe any term, covenant or agreement contained in (A) any of Sections 6.10, 6.11, 7.01, 7.03, 7.06, 7.11, 7.12 or 7.14, or (B) any of Sections 6.01, 6.02, 6.03, or 6.13 and, with respect to those sections identified in clause (B), such failure continues for five days, or (ii) any Subsidiary Guarantor fails to perform or observe any term, covenant or agreement contained in the Subsidiary Guaranty; or"

(n)    Section 8.03 is deleted and replaced in its entirety with the following:

"8.03    Application of Funds.
After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02) or if at any time insufficient funds are received by and available to the Administrative Agent to pay fully all Obligations then due hereunder, any amounts received on account of the Obligations shall, subject to the provisions of Section 2.16, be applied by the Administrative Agent in the following order:
First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;
Second, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer) arising under the Loan Documents and amounts payable under Article III, ratably among them in proportion to the respective amounts described in this clause Second payable to them;
Third, to the payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on Loans, L/C Borrowings and other Obligations arising under the Loan Documents ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Third payable to them;
Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, L/C Borrowings and Obligations then owing under Lender – Provided Swap Contracts and to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Borrower pursuant to Article II, in each case ratably among the Administrative Agent, the Lenders (including without limitation with respect to

Obligations owing to such Lenders’ respective Affiliates holding Obligations under Lender-Provided Swap Contracts), and the L/C Issuer, in proportion to the respective amounts described in this clause Fourth held by them; and
Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.
Notwithstanding the foregoing, Excluded Swap Obligations (as defined in the Guaranty) with respect to any Subsidiary Guarantor shall not be paid with amounts received from such Subsidiary Guarantor or its assets, but appropriate adjustments shall be made with respect to payment from other Loan Parties to preserve the allocation to Obligations otherwise set forth above in this section. Subject to Section II, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fourth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.
(o)    Section 10.17 is deleted and replaced in its entirety with the following:
"10.17    Electronic Execution of Assignments and Certain other Documents. The words "delivery", "execute", "execution", "signed", "signature," and words of like import in any Loan Document or any other document executed in connection herewith shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary neither the Administrative Agent, the L/C Issuer nor any Lender is under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent, the L/C Issuer or such Lender pursuant to procedures approved by it and provided further without limiting the foregoing, upon the request of any party, any electronic signature shall be promptly followed by such manually executed counterpart.”

3.    AMENDMENTS TO THE GUARANTY.
(a)    Clause (iv) of Section 1.2 of the Guaranty is deleted and replaced in its entirety with the following:
"(iv) Swap Obligations under Lender-Provided Swap Contracts, but excluding Excluded Swap Obligations,"
(b)    Section 1.2A is added to the Guaranty between Section 1.2 and Section 1.3 to read as follows:
"1.2A Definitions. As used in this Agreement, the following terms have the meanings set forth below:
"Commodity Exchange Act" means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
"Excluded Swap Obligation" means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Guarantor of such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodities Futures Trading Commission (or any of the application or official interpretation of any thereof) by virtue of such Guarantor's failure for any reason to constitute an "eligible contract participant" as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee of such Guarantor becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee is or becomes illegal.
"Qualified ECP Guarantor" means, in respect of any Swap Obligation, such Loan Party that has total assets exceeding $10,000,000 at the time the relevant guarantee becomes effective with respect to such Swap Obligation or such other person as constitutes an "eligible contract participant" under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an "eligible contract participant" at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
"Swap Obligation" means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a "swap" within the meaning of section 1a(47) of the Commodity Exchange Act."
(c)    The Administrative Agent and the Lenders hereby release Benshaw, Inc. from any and all liability under the Guaranty, whether past, present or future, as if Benshaw, Inc. had never been a party thereto. Each Loan Party acknowledges that it has requested that the Administrative Agent and the Lenders agree to such release and further agrees that its obligations under the Loan Documents (including, without limitation, the Guaranty) to which it is a party are joint and several with each other Loan Party other than Benshaw, Inc., and shall not be diminished in any way by such release.
4.    CONDITIONS TO THE EFFECTIVENESS OF THIS AMENDMENT.
This Amendment shall be effective when (a) it has been signed and delivered by the Loan Parties, the Lenders and the Administrative Agent, (b) the representations and warranties of the Loan Parties in Section 5 hereof shall be true and correct in all material respects (as qualified in such Section 5), (c) the Borrowers have delivered to the Administrative Agent opinions of counsel, certified organizational documents, certified resolutions, incumbency and other certificates all in form and substance acceptable to the Administrative Agent, (d) the Loan Parties have paid to the Lenders, the Administrative Agent and the Joint Lead Arrangers all fees required to have been paid in connection with this Amendment, including without limitation the Upfront Fee as set forth in the Commitment Letter dated November 10, 2014, and (e) the Loan Parties have paid and/or reimbursed the Administrative Agent for all of its fees and expenses incurred in connection with the preparation and negotiation of this Amendment (including without limitation the reasonable fees and expenses of counsel).

5.    REPRESENTATIONS AND WARRANTIES.
The Loan Parties hereby represent and warrant to the Administrative Agent and the Lenders that: (a) the representations and warranties of the Loan Parties contained in Article V of the Credit Agreement, and in the other Loan Documents to which they are party, are true and correct in all material respects on and as of the date hereof, except (i) that any such representations and warranties that are qualified by reference to materiality or Material Adverse Effect shall be true and correct in all respects, (ii) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and (iii) that for purposes hereof, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Credit Agreement; (b) no Default exists or will result from the execution, delivery and performance of this Amendment; (c) this Amendment has been duly executed and delivered by each Loan Party; (d) the execution, delivery and performance by each Loan Party of this Amendment are within the power and authority of each Loan Party and have been duly authorized by all necessary corporate or other organizational action, and do not and will not (i) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (A) any Contractual Obligation to which such Person is a party or by which such Person or its properties or any of its Subsidiaries are bound or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject, or (ii) violate any Law; and (e) the Credit Agreement and other Loan Documents, as modified by this Amendment, are in full force and effect and are enforceable against each such Loan Party party thereto in accordance with the respective terms of such Loan Documents (except as such enforcement may be limited by principles of equity, bankruptcy, insolvency or other Laws affecting the enforcement of creditors' rights generally).
6.    REAFFIRMATION.
Each of the Loan Parties hereby reaffirms, ratifies and confirms all of its respective obligations under the Credit Agreement and other Loan Documents to which it is a party, as the same may have been modified by this Amendment.
7.    GOVERNING LAW.
This Amendment shall be governed by and construed in accordance with the Laws of the State of New York, and shall be deemed to be a contract made under and governed by, construed and enforced in accordance with the Laws of the State of New York (including for such purpose Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York), without regard to principles of conflicts of Law.
8.    COUNTERPARTS.
This Amendment may be signed by telecopy or original in any number of counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[SIGNATURE PAGE 1 OF 10 TO
SECOND AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT AND AMENDMENT TO SUBSIDIARY GUARANTY AND SURETYSHIP AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this instrument under seal as of the day and year first above written.
CURTISS-WRIGHT CORPORATION
CURTISS-WRIGHT CONTROLS, INC.
METAL IMPROVEMENT COMPANY, LLC
CURTISS-WRIGHT FLOW CONTROL CORPORATION
CURTISS-WRIGHT FLOW CONTROL SERVICE CORPORATION
CURTISS-WRIGHT ELECTRO-MECHANICAL CORPORATION

By:
Name:
Title:

[SIGNATURE PAGE 2 OF 10 TO
SECOND AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT AND AMENDMENT TO SUBSIDIARY GUARANTY AND SURETYSHIP AGREEMENT]

BANK OF AMERICA, N.A., as Administrative Agent
By:
Name:
Title:

[SIGNATURE PAGE 3 OF 10 TO
SECOND AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT AND AMENDMENT TO SUBSIDIARY GUARANTY AND SURETYSHIP AGREEMENT]

BANK OF AMERICA, N.A., as a Lender, the L/C Issuer and the Swing Line Lender
By:
Name:
Title:

[SIGNATURE PAGE 4 OF 10 TO
SECOND AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT AND AMENDMENT TO SUBSIDIARY GUARANTY AND SURETYSHIP AGREEMENT]

JPMORGAN CHASE BANK, N.A., as a Lender
By:
Name:
Title:

[SIGNATURE PAGE 5 OF 10 TO
SECOND AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT AND AMENDMENT TO SUBSIDIARY GUARANTY AND SURETYSHIP AGREEMENT]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:
Name:
Title:

[SIGNATURE PAGE 6 OF 10 TO
SECOND AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT AND AMENDMENT TO SUBSIDIARY GUARANTY AND SURETYSHIP AGREEMENT]

CITIZENS BANK NATIONAL ASSOCIATION, as a Lender

By:
Name:
Title:

[SIGNATURE PAGE 7 OF 10 TO
SECOND AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT AND AMENDMENT TO SUBSIDIARY GUARANTY AND SURETYSHIP AGREEMENT]

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:
Name:
Title:

[SIGNATURE PAGE 8 OF 10 TO
SECOND AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT AND AMENDMENT TO SUBSIDIARY GUARANTY AND SURETYSHIP AGREEMENT]

THE BANK OF NEW YORK MELLON, as a Lender

By:
Name:
Title:

[SIGNATURE PAGE 9 OF 10 TO
SECOND AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT AND AMENDMENT TO SUBSIDIARY GUARANTY AND SURETYSHIP AGREEMENT]

HSBC BANK USA, N.A., as a Lender

By:
Name:
Title:

[SIGNATURE PAGE 10 OF 10 TO
SECOND AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT AND AMENDMENT TO SUBSIDIARY GUARANTY AND SURETYSHIP AGREEMENT]
GUARANTORS:
CURTISS-WRIGHT SURFACE TECHNOLOGIES, LLC
DY4 INC.
TAPCO INTERNATIONAL, INC.

By:
Name:
Title: